SECURITIES AND EXCHANGE COMMISSION

                         Washington, DC 20549

                               FORM 8-K

                            CURRENT REPORT


Date of Report (Date of earliest event reported): February 15, 1996



                     DREW INDUSTRIES INCORPORATED



   Delaware                     0-13646                        13-3250533
(State or other            (Commission File                  (I.R.S. Employer
jurisdiction of            Number)                           Identification
incorporation)                                               No.)


     200 Mamaroneck Avenue, White Plains, New York          10601

      (Address of principal executive offices)         (Zip Code)



Registrant's telephone number, including area code:    (914) 428-9098


                           - - - - - - - -

         (Former name or former address, if changed since last report)

ITEM 2.   Acquisition or Disposition of Assets.

          Pursuant to an Asset Purchase Agreement, dated February 15, 1996 (the "Agreement"), Registrant acquired substantially all the assets and the business, and assumed certain liabilities, of Shoals Supply, Inc., an Alabama corporation ("Shoals"). Simultaneously, Registrant assigned all its rights and obligations pursuant to the Agreement to Shoals Acquisition Corp. ("Acquisition"), a wholly-owned subsidiary of Registrant. The transaction was consummated on February 15, 1996 (the "Closing Date").

          The business acquired from Shoals manufactures and distributes new and refurbished axles and tires, and new chassis parts,

for the manufactured housing industry. The business is conducted at plant facilities, leased from Shoals' sole stockholder and his family, located in Bear Creek, Alabama; Rockwell, North Carolina; Maynardville, Tennessee; Elm Mott, Texas; and Russelville, Alabama. For 1995, the acquired operations had revenues of approximately $57,000,000.

          The consideration for the acquired assets and business consisted of 544,959 restricted shares of Registrant's Common Stock, par value $0.01 per share, valued at $7,500,000, which are subject to certain registration rights, cash in the amount of $1,225,000, and a five-year note in the principal amount of $760,000. In addition, Registrant assumed $7,449,459 of Shoal's bank debt, which Registrant discharged on the Closing Date, and certain other operating liabilities. The consideration was based upon the fair value of the net assets and business acquired.

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

          Registrant issued to certain key employees of Shoals options to purchase an aggregate of 72,070 shares of Registrant's Common Stock, at a purchase price of $13.875 per share, exercisable 20% each year during the five-year period commencing on the Closing Date, unless terminated or accelerated upon termination of employment.

          Simultaneously with the acquisition, Registrant, Acquisition and Kinro, Inc., a wholly-owned subsidiary of Registrant, entered into a Guaranty and Security Agreement, dated as of the Closing Date, with Chemical Bank (the "Bank"), pursuant to which Acquisition borrowed the principal amount of $5,981,672, which, together with $3,225,000 of Registrant's own funds, was utilized to consummate the acquisition and discharge Shoals' bank debt. The loan is secured by substantially all the assets of the Registrant, Acquisition and Kinro, and is guaranteed by Registrant and Kinro. The loan matures on May 15, 1996. Registrant anticipates that the loan will be refinanced at that time.

          Interest on the loan is payable to the Bank, at maturity, at the rate of, at Acquisition's option, (a) the Bank's Prime Rate plus 1/4 of 1%, or (b) a fixed rate offered from time to time by the Bank, or (c) an adjusted Eurodollar rate plus 2.25%. Acquisition also paid certain additional fees and charges relating to the loan.

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

ITEM 7.   Financial Statements Pro Forma Financial Information and
Exhibits.
               (a) Financial Statements of business acquired. It is impracticable to provide the required financial statements of the acquired operations at the time of this Report.
                    Audited financial statements of the acquired operations will be filed by amendment within sixty days of the date of this Report.
               (b)  Pro forma financial statements

                    To be filed by amendment within sixty days of the date of this Report.
               (c)  Exhibits.
                    (1) Asset Purchase Agreement, dated February 15, 1996, by and among Shoals Supply, Inc., Lecil V. Thomas, and Drew Industries Incorporated.
                    (2) Non-Negotiable Promissory Note, dated February 15, 1996, of Shoals Acquisition Corp., to the order of Shoals Supply, Inc. in the principal amount of $760,000, guaranteed by Drew Industries Incorporated.
                    (3) Bill of Sale, dated February 15, 1996 by and between Shoals Supply, Inc. and Drew Industries Incorporated.
                    (4) Registration Rights Agreement, dated February 15, 1996, by and among Drew Industries Incorporated, Shoals Supply, Inc., and Lecil V. Thomas.
                    (5) Consulting and Non-Competition Agreement, dated February 15, 1996, by and between Drew Industries Incorporated and Lecil V. Thomas.

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

                    (6) Leases, dated February 15, 1996, between Thomas Family Partnership, Ltd. and Shoals Acquisition Corp.
                    (7) Employment Bonus Agreements, dated February 15, 1996, by and between Shoals Supply, Inc. and the employees named therein.
                    (8) Assignment, dated February 15, 1996, by and among Shoals Supply, Inc., Lecil V. Thomas and Drew Industries Incorporated.

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

           Pursuant to the requirements of the Securities and Exchange Act of 1934, Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   DREW INDUSTRIES INCORPORATED
                                            (Registrant)


                                          /s/ LEIGH J. ABRAMS
                                   By:_____________________________
                                             Leigh J. Abrams
                                      President and Chief Executive
                                      Officer


Dated:  February 29, 1996
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